UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2009

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Wavier of a Provision of the Code of Ethics

Effective substantially concurrently with the Closing, the Board approved the amended and restated Code of Ethics (the “Code”). The Code is the Company’s code of ethics which applies to all directors and employees of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The purposes of the amendments were to make the code applicable to the directors and all employees and to further update and clarify the Code. The revised Code is attached as Exhibit 14.1 hereto.

Item 8.01 Other Events

On April 23, 2009, the Company issued a press release regarding its restructuring as set forth in detail in a From 8-K filed with the SEC on April 27, 2009. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	The following is a list of the exhibits filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

14.1	Westwood One, Inc. Code of Ethics.

99.1	Press Release, dated April 23, 2009, of Westwood One, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2009

WESTWOOD ONE, INC.

By: /s/ David Hillman
Name: David Hillman
Title: Chief Administrative Officer;
EVP, Business Affairs;
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

14.1	Westwood One, Inc. Code of Ethics.

99.1	Press Release, dated April 23, 2009, of Westwood One, Inc.